Exhibit 99.2

WesBanco, Inc. Announces Agreement and Plan of Merger with Old Line Bancshares, Inc.

WHEELING, W. Va., July 23, 2019 /PRNewswire/ -- WesBanco, Inc. ("WesBanco") (Nasdaq:WSBC) and Old Line Bancshares, Inc. ("Old Line") (Nasdaq:OLBK) jointly announced today that they have executed a definitive Agreement and Plan of Merger providing for the merger of Old Line with and into WesBanco. Christopher V. Criss, Chairman of the Board, and Todd F. Clossin, President and Chief Executive Officer, of WesBanco and Craig E. Clark, Chairman of the Board, and James W. Cornelsen, President and Chief Executive Officer, of Old Line, made the joint announcement.

Under the terms of the Agreement and Plan of Merger, which has been approved by the board of directors of both companies, WesBanco will exchange shares of its common stock for all of the outstanding shares of Old Line common stock, in an all-stock transaction. Old Line stockholders will be entitled to receive 0.7844 of a share of WesBanco common stock for each share of Old Line common stock they own upon the effective time of the merger, for an aggregate merger consideration valued at approximately $500 million, or $29.22 per share, based on WesBanco’s closing stock price of $37.25 as of July 22, 2019. The transaction values Old Line at a price to June 30, 2019 tangible book value per share of 177.0%, and a price to mean analyst estimated 2019 earnings per share of 13.4 times. The merger is expected to qualify as a tax-free reorganization.

Todd F. Clossin, President and Chief Executive Officer of WesBanco, stated, “We are pleased to welcome the customers and employees of Old Line to the WesBanco family. This is an exciting time in the measured and thoughtful evolution and strategic diversification of WesBanco. The merger with Old Line is an example of the continued solid execution on our long-term growth strategies, as it brings together two high-quality institutions with disciplined risk cultures and a strong customer focus. During the last three years, we have significantly diversified our institution into new, high-growth markets with great demographics that will now span six states across the Midwest, Mid-South, and, now, the Mid-Atlantic region as a top ten financial institution in the state of Maryland. WesBanco prides itself on delivering large bank capabilities with a community bank feel, which is one of the key reasons we were recently named the #7 best bank in America by Forbes magazine. We look forward to providing our newest markets and customers with a broader array of banking services, including expanded commercial and mortgage lending capabilities, as well as trust and wealth management services.”

Excluding certain merger-related charges, the transaction is anticipated to be 4.3% accretive to earnings in 2020, and 6.2% accretive to earnings in 2021, once anticipated cost savings of approximately 31% are phased-in fully. Estimated tangible book value dilution at closing of 3.8% is expected to be earned back in approximately 3.3 years using the “cross-over” method, including estimated pre-tax merger-related charges of approximately $30 million. The acquisition is subject to the approvals of the appropriate regulatory authorities and approvals by the shareholders of both WesBanco and Old Line. It is expected that the transaction should be completed during the next two to three quarters.

Upon completion of the merger, WesBanco will add two Old Line directors, anticipated to be James W. Cornelsen and Gregory S. Proctor, Jr., to its board of directors, with other current Old Line directors comprising an Advisory Board for the Mid-Atlantic Market, led by Mr. Cornelsen. In addition, Mark A. Semanie, Old Line’s current Executive Vice President and Chief Operating Officer, will join WesBanco as Market President of the Mid-Atlantic Market.

“We are excited to announce our merger with WesBanco and become an integral part of its nearly 150 year history as a community bank," said Mr. Cornelsen. “WesBanco’s strong track record of operating performance, merger success, and customer-centric focus makes them the ideal partner for Old Line. The combination of our two strong institutions will provide additional high quality products and services for our customers, as well as growth opportunities for our employees. In addition, I look forward to continuing my relationship as a member of the WesBanco Board of Directors and as Chairman of the Mid-Atlantic Market for WesBanco to help ensure a smooth transition in the local market.”

At June 30, 2019, WesBanco had consolidated assets of approximately $12.5 billion, deposits of $8.7 billion, loans of $7.7 billion, and shareholders' equity of $2.1 billion.

At June 30, 2019, Old Line had consolidated assets of approximately $3.1 billion, deposits of $2.4 billion, loans of $2.4 billion, and shareholders' equity of $0.4 billion.

When the transaction is consummated, WesBanco will have approximately $15.6 billion in total assets and will provide banking and financial services through 236 financial centers in six states. The transaction will expand WesBanco's franchise by 37 offices located throughout Maryland, primarily in the Washington D.C. and Baltimore, MD MSAs.

As a condition to WesBanco’s willingness to enter into the Merger Agreement, all of the directors and all of the executive officers of Old Line have entered into voting agreements with WesBanco pursuant to which they have agreed to vote their shares in favor of the merger. The anticipated two to three quarter time period leading to the consummation of the merger has officials of both organizations optimistic that organizing around customer service and product delivery can be accomplished with as little employee disruption as possible.

Financial advisors involved in the transaction were D.A. Davidson & Co., representing WesBanco, and Keefe, Bruyette & Woods, Inc., representing Old Line.

Legal representations in the transaction include Phillips Gardill Kaiser & Altmeyer PLC and K&L Gates LLP for WesBanco, and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC for Old Line.

Forward-looking Statements:

The statements in this press release that are not historical facts, in particular the statements with respect to the expected timing of and benefits of the proposed merger between WesBanco and Old Line, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion and earn back of tangible book value dilution, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Old Line may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; Old Line’s stockholders and/or WesBanco’s shareholders may not approve the proposed merger and the merger agreement and issuance of shares of WesBanco common stock in the proposed merger, respectively; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2018 Annual Report on Form 10-K, Old Line’s 2018 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Old Line with the Securities and Exchange Commission. All forward-looking statements included herein are based on information available at the time of the release. Neither WesBanco nor Old Line assumes any obligation to update any forward-looking statement.

Conference Call Information:

WesBanco and Old Line will host a conference call and webcast to discuss the Agreement and Plan of Merger on July 24, 2019 at 10:00 a.m. ET. Interested parties can access the live webcast of the conference call through the Investor Relations section of WesBanco's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607 (domestic), 855-669-9657 (Canada), or 412-902-4290 (international), and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

Additional Information about the Merger and Where to Find It:

In connection with the proposed merger, WesBanco will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Old Line and WesBanco and a prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF WESBANCO, STOCKHOLDERS OF OLD LINE AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus will be mailed to shareholders of WesBanco and stockholders of Old Line prior to the respective shareholder and stockholder meetings, which have not yet been scheduled. In addition, when the Registration Statement on Form S-4, which will include the Proxy Statements/Prospectus, and other related documents are filed by WesBanco with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, and from either WesBanco’s or Old Line’s website at http://www.wesbanco.com or http://www.oldlinebank.com, respectively.

Any questions should be directed to Todd F. Clossin, President and Chief Executive Officer (304) 234-9202, Christopher V. Criss, Chairman (304) 234-9000, or Robert H. Young, Executive Vice President and Chief Financial Officer (304) 234-9447, of WesBanco; or James W. Cornelsen, President and Chief Executive Officer (301) 430-2500, or Craig E. Clark, Chairman of the Board (301) 430-2500, of Old Line.

Participants in the Solicitation:

WesBanco and Old Line and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of WesBanco and the stockholders of Old Line in connection with the proposed merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2019 annual meeting of shareholders, as filed with the SEC on March 13, 2019 and as supplemented on April 5, 2019. Information about the directors and executive officers of Old Line is set forth in the proxy statement for Old Line’s 2019 annual meeting of stockholders, as filed with the SEC on April 26, 2019. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of WesBanco shareholders or Old Line stockholders in connection with the proposed merger will be included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco or Old Line using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

WESBANCO SHAREHOLDERS AND OLD LINE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

About Old Line Bancshares, Inc.:

Old Line Bancshares is the parent company of Old Line Bank, a Maryland-chartered trust company with the powers of a commercial bank, headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. The Bank has 37 branches located in its primary market area of the suburban Maryland (Washington, D.C. suburbs, Southern Maryland and Baltimore suburbs) counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Harford, Howard, Frederick, Montgomery, Prince George's and St. Mary's, and Baltimore City. It also targets customers throughout the greater Washington, D.C. and Baltimore metropolitan areas. Old Line’s common stock trades on the Nasdaq Capital Market under the symbol “OLBK”.

About WesBanco, Inc.:

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.5 billion (as of June 30, 2019). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.5 billion of assets under management (as of June 30, 2019), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds. WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 199 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. WesBanco's common stock trades on the Nasdaq Global Select Market under the symbol "WSBC".

SOURCE WesBanco, Inc.

WesBanco Company Contact:

John Iannone

Senior Vice President, Investor and Public Relations

(304) 905-7021

Old Line Company Contact:

Elise Adams

Executive Vice President and Chief Financial Officer

(301) 430-2560